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October 27, 2016

Dear Shareholder:

We have been unable to reach you to discuss important changes affecting your investment in the James Alpha Global Real Estate Investments Portfolio. A shareholder meeting to vote on these important fund initiatives convened on October 11, 2016 but has been adjourned until November 4, 2016. While the voter turnout was extremely favorable at the initial meeting and resulted in an approval of over 90%, the Portfolio did not receive enough participation to approve the proposals.

It is critical that you vote on these matters. Please contact us as soon as possible at 1-800-967-0271, between 9 a.m. and 10 p.m. Eastern Time, Monday through Friday and Saturday 11 a.m. to 6 p.m. When you call, please provide the reference number listed below.

The call will only take a few moments of your time, and there is no confidential information required to review the proposed changes and record your opinion. Regardless of how you would like to vote, please do so prior to November 4, 2016.

Thank you in advance for your assistance.

Sincerely,

James S. Vitalie

CEO, James Alpha Advisors